Exhibit 10.4

Execution Version

WARRANT AGREEMENT

dated as of February 28, 2017

among

STONE ENERGY CORPORATION

(AS REORGANIZED),

COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Warrant Agent

i

SCHEDULE A	SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

EXHIBIT A	FORM OF GLOBAL WARRANT CERTIFICATE

EXHIBIT B	FORM OF EXERCISE NOTICE

EXHIBIT C	WARRANT AGENT FEE SCHEDULE

ii

WARRANT AGREEMENT

This Warrant Agreement (“Warrant Agreement”) dated as of February 28, 2017 is among Stone Energy Corporation, a Delaware corporation (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively, with Computershare, the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, pursuant to the terms and conditions of the Second Amended Joint Prepackaged Plan of Reorganization of the Company and its debtor affiliates, dated December 28, 2016, as the same may be amended, modified or restated from time to time (the “Plan”) relating to the reorganization under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) of the Company and certain of its direct and indirect Subsidiaries (as defined below), the holders of Common Stock (as defined below) to be cancelled on the date the Plan becomes effective (such parties, the “Initial Warrant Holders”) are to be issued Warrants (as defined below) exercisable until the Expiration Date (as defined below), to purchase up to an aggregate of 3,529,412 shares of Common Stock at an exercise price of $42.04 per share, as the same may be adjusted pursuant to Article 4 hereof (the “Exercise Price”);

WHEREAS, the Warrants and the underlying shares of Common Stock are being issued in an offering in reliance on the exemption from the registration requirements of the Securities Act (as defined below) afforded by Section 1145 of the Bankruptcy Code, and of any applicable state securities or “blue sky” laws; and

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, Transfer (as defined below), substitution and exercise of Warrants.

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

Article 1

Definitions

Section 1.01    Certain Definitions. As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:

“Appropriate Officer” means the Chief Executive Officer, President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President or any Vice President, any Treasurer or Secretary of the Company.

“Authentication Order” means a Company Order for authentication and delivery of Warrants.

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first specified Person.

“Authorized Share Failure” has the meaning set forth in Section 4.08(c).

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Beneficial Owner” means any Person beneficially owning an interest in a Global Warrant, which interest is credited to the account of a direct participant in the Depository for the benefit of such Person through the book-entry system maintained by the Depository (or its agent)). For the avoidance of doubt, a Participant may also be a Beneficial Owner.

“Board” means the board of directors of the Company or any committee of such board duly authorized to exercise the power of such board with respect to the matters provided for in this Warrant Agreement as to which the board is authorized or required to act.

“Business Day” means any day other than a Saturday or Sunday or other day on which the New York Stock Exchange or banking institutions in the state of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Charter” means the certificate of incorporation of the Company, as amended.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means the effective date of the Plan.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Order” means a written order signed in the name of the Company by any two officers, at least one of whom must be Chief Executive Officer, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller, and delivered to the Warrant Agent.

“Computershare” has the meaning set forth in the preamble.

“Confidential Fees” has the meaning set forth in Section 6.26.

“Confidential Information” has the meaning set forth in Section 6.26.

“Convertible Securities” means options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock.

“Depository” means The Depository Trust Company, its nominees, and their respective successors.

“Ex-Date” means with respect to an issuance or distribution, the first date on which the Common Stock can be traded without the right to receive an issuance or distribution.

“Exempt Transaction” shall mean a merger, reorganization or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent immediately following such merger, reorganization or consolidation (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (or the ultimate parent company of the Company or such surviving entity).

“Excepted Combination” means a Fundamental Equity Change where (i) the acquirer is a true third party and not an Affiliate of the Company or any of its or its Affiliates’ officers, directors, employees or stockholders and (ii) all of the equity held by equity holders of the Company (other than existing management) is extinguished or replaced by equity in a different Person (other than a Fundamental Equity Change in which the equity interests in the Company are replaced in a merger or other corporate combination with equity in the surviving Person that represents more than 50% of the total equity in the surviving Person).

“Exercise Date” has the meaning set forth in Section 3.02(b).

“Exercise Notice” means, for any Warrant, the exercise notice set forth on the reverse of the Warrant Certificate, substantially in the form set forth in Exhibit B hereto.

“Exercise Price” has the meaning set forth in the Recitals.

“Expiration Date” means, for any Warrant, the earlier of (i) February 28, 2021 and (ii) the date of consummation of (A) any Qualified Asset Sale, (B) the sale, lease, conveyance or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries in one transaction or a series of related transactions to any Person that is not a Qualified Asset Buyer or (C) any Excepted Combination.

“Fair Value” means the price per share of the Common Stock as of a specified date or the fair market value of distributed property as of a specified date, per share, determined as follows:

(i)    if the shares of Common Stock or other security are listed on the New York Stock Exchange, the closing sale price per share of Common Stock or other security (or if no closing sale price is reported, the last reported sale price) on such date on the New York Stock Exchange;

(ii)    if the shares of Common Stock or other security are not listed on the New York Stock Exchange, the closing sale price per share of Common Stock or other security

(or if no closing sale price is reported, the last reported sale price) on such date in composite trading for the principal U.S. national or regional securities exchange on which the shares of Common Stock or other security are then listed;

(iii)    if the shares of Common Stock or other security are not listed on a U.S. national or regional securities exchange, the last quoted bid price per share of Common Stock or other security in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization; or

(iv)    if the shares of Common Stock or other security are not listed on a U.S. national or regional securities exchange or quoted as described in clause (iii) above or in the case of other distributed property, the price per share of the Common Stock as of a specified date or the fair market value of distributed property as of a specified date, per share, as applicable, on the relevant date as determined in good faith by the Board and, if the Board elects to engage the same, upon the advice of an independent appraiser selected by the Board.

“Full Physical Settlement” means the settlement method pursuant to which an exercising Beneficial Owner shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Full Physical Share Amount in exchange for payment by the Beneficial Owner of the Exercise Price.

“Full Physical Share Amount” has the meaning set forth in Section 3.03(b).

“Fundamental Equity Change” has the meaning set forth in Section 4.06(a).

“Funds” has the meaning set forth in Section 3.02(d).

“Funds Account” has the meaning set forth in Section 3.02(d).

“Global Warrant” means a Warrant in the form of a Global Warrant Certificate.

“Global Warrant Certificate” means any certificate representing the Warrants satisfying the requirements set forth in Section 2.04.

“Global Warrant Holder” means Cede & Co. or such other entity designated by the Depository.

“Initial Warrant Holders” has the meaning set forth in the Recitals.

“Management Stock Option Plan” has the meaning set forth in the Plan.

“Net Share Amount” has the meaning set forth in Section 3.03(c).

“Net Share Settlement” means the settlement method pursuant to which an exercising Beneficial Owner shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Net Share Amount without any payment therefor.

“Non-Public Information” has the meaning set forth in Section 6.26.

“Non-Qualified Asset Sale” has the meaning set forth in Section 4.06(d).

“Number of Warrants” means the “Number of Warrants” specified on the face of the Global Warrant Certificate, subject to adjustment pursuant to Article 4.

“Offer Expiration Date” has the meaning set forth in Section 4.01(c).

“Officer’s Certificate” means a certificate signed by any two officers of the Company, at least one of whom must be its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller.

“Open of Business” means 9:00 a.m., New York City time.

“Participant” means any direct participant of the Depository, the account of which is credited with a beneficial interest in the Global Warrant for the benefit of a Beneficial Owner through the book-entry system maintained by the Depository (or its agent).

“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Plan” has the meaning set forth in the Recitals.

“Qualified Asset Buyer” means any Person (i) who is not a true third party or is an Affiliate of the Company or any of its or its Affiliates’ officers, directors, employees or stockholders or (ii) a majority of which Person’s total outstanding equity upon consummation of a Qualified Asset Sale shall be held by Persons who are equityholders in the Company immediately prior to the consummation of such Qualified Asset Sale.

“Qualified Asset Sale” has the meaning set forth in Section 4.06(c).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Redemption Price” has the meaning set forth in Section 4.06(d).

“Reference Property” has the meaning set forth in Section 4.07(a).

“Reorganization Event” has the meaning set forth in Section 4.07(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the third Business Day immediately following the Exercise Date for such Warrant.

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Transfer” means, with respect to any Warrant, to directly or indirectly (whether by act, omission or operation of law), sell, exchange, transfer, hypothecate, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of, or by adjudication of a Person as bankrupt, by assignment for the benefit of creditors, by attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process), or by passage or distribution of Warrants under judicial order or legal process, carry out or permit the transfer or other disposition of, all or any portion of such Warrant.

“Transferee” means a Person to whom any Warrant (or interest in the Global Warrant) is Transferred.

“Trigger Event” has the meaning set forth in Section 4.03(a).

“Unit of Reference Property” has the meaning set forth in Section 4.07(a).

“Warrant” means a warrant of the Company exercisable for one share of Common Stock as provided herein, and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement.

“Warrant Agent” has the meaning set forth in the preamble.

“Warrant Agreement” has the meaning set forth in the preamble.

“Warrant Register” has the meaning set forth in Section 2.03(a).

Article 2

Issuance, Execution and Transfer of Warrants

Section 2.01    Issuance of Warrants.

(a)    On the Closing Date, the Company shall initially issue and execute the Global Warrant (in accordance with Section 2.02) evidencing an initial aggregate Number of Warrants equal to 3,529,412 (such Number of Warrants to be subject to adjustment from time to time as described herein) in accordance with the terms of this Warrant Agreement and the Plan and deliver such Global Warrant to the Warrant Agent, for authentication, along with a duly executed Authentication Order. The Warrant Agent shall then Transfer such Global Warrant to the Global Warrant Holder for crediting to the accounts of the applicable Participants for the benefit of the applicable Initial Warrant Holders pursuant to the procedures of the Depository and in accordance with the Plan on or after the Closing Date. The Global Warrant shall evidence one or more Warrants. Each Warrant evidenced thereby shall be exercisable (upon payment of the Exercise Price (in the case of a Full Physical Settlement) or pursuant to Net Share Settlement and compliance with the procedures set forth in this Warrant Agreement) for one share of Common Stock.

(b)    All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof. Each Warrant shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof. The Global Warrant Holder shall be bound by all of the terms and provisions of this Warrant Agreement as fully and effectively as if the Global Warrant Holder had signed the same.

(c)    Any Warrant that is forfeited by a Beneficial Owner, cancelled as a result of being unclaimed in accordance with Section E of Article VII of the Plan, or repurchased by the Company shall be deemed to be no longer outstanding for all purposes of this Warrant Agreement.

Section 2.02    Execution and Authentication of Warrants.

(a)    The Global Warrant Certificate shall be executed on behalf of the Company by the Chief Executive Officer, any Executive Vice President, any Senior Vice President or any Vice President of the Company and attested by its Secretary or any one of its Assistant Secretaries. The signature of any of these officers on the Global Warrant Certificate may be manual or in the form of a facsimile or other electronically transmitted signature (including, without limitation, electronic transmission in portable document format (.pdf)).

(b)    A Global Warrant Certificate bearing the manual or facsimile signatures of individuals, each of whom was, at the time he or she signed the Global Warrant Certificate or his or her facsimile signature was affixed to the Global Warrant Certificate, as the case may be, a proper officer of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Global Warrant by the Warrant Agent or did not hold such offices at the date of such Global Warrant.

(c)    The Global Warrant shall not be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on the Global Warrant Certificate a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent, and such signature upon the Global Warrant Certificate shall be conclusive evidence, and the only evidence, that such Global Warrant has been duly authenticated and delivered hereunder. The Global Warrant shall not be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on such Warrant the countersignature of the Global Warrant Holder. The signature of the Warrant Agent on the Global Warrant Certificate may be in the form of a facsimile or other electronically transmitted signature (including, without limitation, electronic transmission in portable document format (.pdf)).

Section 2.03    Registration, Transfer, Exchange and Substitution.

(a)    The Warrant Agent shall, upon receipt of such Global Warrant and Authentication Order, authenticate the Global Warrant in accordance with Section 2.02 and register such Global Warrant in the Warrant Register. The Global Warrant shall be dated as of the Closing Date and, subject to the terms hereof, shall evidence the only Warrants issued or outstanding under this Warrant Agreement. The Global Warrant shall be deposited with the Warrant Agent as custodian for the Depository. The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which the Company shall provide for the registration of the Global Warrant and Transfers, exchanges or substitutions of the Global Warrant as provided herein. Any Global Warrant issued upon any registration of Transfer or exchange of or substitution for the Global Warrant shall be a valid obligation of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as the Global Warrant surrendered for such registration of Transfer, exchange or substitution.

(b)    Transfers of a Global Warrant shall be limited to Transfers in whole, and not in part, to the Company, the Depository, their successors, and their respective nominees. A Global Warrant may be Transferred to such parties upon the delivery of a written instruction of Transfer in form reasonably satisfactory to the Warrant Agent and the Company, duly executed by the Global Warrant Holder or by such Global Warrant Holder’s attorney, duly authorized in writing. No such Transfer shall be effected until, and the Transferee shall succeed to the rights of the Global Warrant Holder only upon, final acceptance and registration of the Transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any Transfer of the Global Warrant by the Global Warrant Holder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name such Global Warrant is registered as the owner thereof for all purposes, notwithstanding any notice to the contrary. To permit a registration of a Transfer of a Global Warrant, the Company shall execute the Global Warrant Certificate at the Warrant Agent’s request and the Warrant Agent shall authenticate such Global Warrant Certificate. The Global Warrant Certificate shall be deposited on or after the date hereof with the Warrant Agent. No service charge shall be made for any such registration of Transfer. A party requesting transfer of the Global Warrant must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, Inc.

(c)    Interests of Beneficial Owners in a Global Warrant registered in the name of the Depository or its nominee shall only be Transferred in accordance with the procedures of the Depository, the applicable Participant and applicable Law.

(d)    So long as any Global Warrant is registered in the name of the Depository or its nominee, the Beneficial Owners shall have no rights under this Warrant Agreement with respect to such Global Warrant held on their behalf by the Depository, and the Depository may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant

Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such Beneficial Owner’s interest in such Global Warrant will be shown only on, and the Transfer of such interest shall be effected only through, records maintained by the Depository or its nominee or the applicable Participant, and neither the Company nor the Warrant Agent shall have any responsibility or liability with respect to such records maintained by the Depository or its nominee or the applicable Participant. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair the operation of customary practices of the Depository or Participants governing the exercise of the rights of a Beneficial Owner.

Section 2.04    Form of Global Warrant Certificate. The Global Warrant Certificate shall be in substantially the form set forth in Exhibit A hereto and shall have such insertions as are appropriate or required by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, such as may be required to comply with this Warrant Agreement, any law or any rule of any securities exchange on which Warrants may be listed, and such as may be necessary to conform to customary usage.

Section 2.05    Cancellation of Global Warrant Certificate. The Global Warrant Certificate shall be promptly cancelled by the Warrant Agent upon the earlier of (i) the Expiration Date, (ii) the replacement of the Global Warrant Certificate as described in Section 5.02, or (iii) registration of Transfer or exercise of all Warrants represented thereby and, except as provided in this Article 2 in case of a Transfer or Section 5.02 in case the Global Warrant Certificate is mutilated, defaced, lost, destroyed or stolen, no Global Warrant Certificate shall be issued hereunder in lieu thereof.

Section 2.06    Restrictions on Transfer. Notwithstanding any other provision of this Warrant Agreement, the Warrants are being offered and sold, and the shares of Common Stock issuable upon exercise thereof are being offered and sold, pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, and to the extent that any Beneficial Owner is an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, such Beneficial Owner may not be able to sell or transfer any Warrants in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder. Notwithstanding anything contained in this Warrant Agreement (but without limiting or modifying any express obligation of the Warrant Agent hereunder), the Warrant Agent shall not be under any duty or responsibility to ensure compliance by the Company, the Global Warrant Holder, any Beneficial Owner or any other Person with any applicable federal or state securities or bankruptcy Laws. By accepting a Transfer of a Warrant, (i) the applicable Participant agrees to inform the Beneficial Owner of the limitations on Transfer set forth in this Section 2.06, and shall instruct and direct such Beneficial Owner to conform to the restrictions set forth herein and shall maintain any applicable legends in its books and records and (ii) the Beneficial Owner acknowledges the foregoing.

Article 3

Exercise and Settlement of Warrants

Section 3.01    Exercise of Warrants. At any time prior to Close of Business on the Expiration Date, each Warrant (which may include fractional Warrants) may be exercised in accordance with this Article 3. Any Warrants not exercised prior to such time shall expire unexercised and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of the Close of Business on the Expiration Date.

Section 3.02    Procedure for Exercise.

(a)    To exercise each Warrant, a Beneficial Owner must arrange for (i) the delivery of the Exercise Notice properly completed and duly executed by its applicable Participant to the office of the Warrant Agent designated for such purpose and the Company, (ii) if Full Physical Settlement is elected, payment to the Warrant Agent in an amount equal to the respective Exercise Price for each Warrant to be exercised together with all applicable taxes and charges thereto, (iii) delivery of each Warrant to be exercised through the facilities of the Depository and (iv) compliance with all other procedures established by the Depository, the applicable Participant and the Warrant Agent for the exercise of Warrants.

(b)    The date on which all requirements for exercise set forth in this Section 3.02 in respect of a Warrant are satisfied is the “Exercise Date” for such Warrant.

(c)    Subject to Section 3.02(f), any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and enforceable in accordance with its terms.

(d)    All funds received by the Warrant Agent under this Warrant Agreement that are to be distributed or applied by the Warrant Agent in the performance of services in accordance with this Warrant Agreement (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company (the “Funds Account”). Until paid pursuant to the terms of this Warrant Agreement, Computershare will hold the Funds through the Funds Account in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating), each as reported by Bloomberg Finance L.P. Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any Beneficial Owner or any other party.

(e)    The Company shall assist and cooperate with any Beneficial Owner required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of a Warrant (including, without limitation, making any filings required to be made by the Company), and any exercise of a Warrant may be made contingent upon the making of any such filing and the receipt of such approval.

(f)    Notwithstanding any other provision of this Warrant Agreement, if the exercise of a Warrant is to be made in connection with a registered public offering, a Fundamental Equity Change, any Qualified Asset Sale, the sale, lease, conveyance or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries in one transaction or a series of related transactions to any Person that is not a Qualified Asset Buyer, any Excepted Combination or any other transaction or event, such exercise may, at the election of the Beneficial Owner, be conditioned upon consummation of such transaction or event in which case such exercise shall not be deemed effective until the consummation of such transaction or event.

(g)    The Warrant Agent shall forward funds deposited in the Funds Account in a given month by the fifth Business Day of the following month by wire transfer to an account designated by the Company.

(h)    The Company hereby instructs the Warrant Agent to record tax basis for newly issued shares of Common Stock as follows: the tax basis of each newly issued share of Common Stock equals the tax basis of the exercised Warrant plus the applicable Exercise Price. The Company shall provide to the Warrant Agent a completed Internal Revenue Service Form 8937 no later than 90 days after the Closing Date.1

(i)    Payment of the Exercise Price by or on behalf of a Beneficial Owner upon exercise of Warrants, in the case of Full Physical Settlement, shall be by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the Warrant Agent in its name as agent for the Company. The Warrant Agent shall provide an exercising Beneficial Owner, upon request, with the appropriate payment instructions.

Section 3.03    Settlement of Warrants.

(a)    Full Physical Settlement shall apply to each Warrant unless the Beneficial Owner elects Net Share Settlement to apply upon exercise of such Warrant. Such election shall be made in the Exercise Notice for such Warrant.

(b)    If Full Physical Settlement is applicable with respect to the exercise of a Warrant, then, for each Warrant exercised by a Beneficial Owner, on the Settlement Date for such Warrant, the Company shall cause to be delivered to the Beneficial Owner one share of Common Stock (the “Full Physical Share Amount”), together with Cash in respect of any fractional Warrant as provided in Section 3.05.

(c)    If Net Share Settlement is applicable with respect to the exercise of a Warrant, then, for each Warrant exercised by a Beneficial Owner, on the Settlement Date for such Warrant, the Company shall cause to be delivered to the Beneficial Owner a number of

[1]	NTD: Parties to discuss method of obtaining tax basis information with respect to Warrants.

shares of Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to (i) the Fair Value as of the relevant Exercise Date, minus the Exercise Price (determined as of such Exercise Date), divided by (ii) such Fair Value, together with Cash in respect of any fractional shares of Common Stock or fractional Warrants as provided in Section 3.05.

(d)    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the shares of Common Stock to be delivered to a Beneficial Owner, the Company shall promptly issue to the applicable Beneficial Owner the number of shares of Common Stock that are not disputed.

Section 3.04    Delivery of Common Stock.

(a)    In connection with the delivery of shares of Common Stock to a Beneficial Owner pursuant to Section 3.03(b) or Section 3.03(c), as the case may be, the Warrant Agent shall:

(1)    promptly deposit in the Funds Account all Funds received in payment of the applicable Exercise Price in connection with Full Physical Settlement of Warrants;

(2)    provided that the Company has delivered sufficient cash to the Warrant Agent pursuant to Section 3.08(b), on the Settlement Date deliver Cash to such Beneficial Owner in respect of any fractional shares of Common Stock or fractional Warrants, as provided in Section 3.05;

(3)    promptly cancel and destroy the applicable Global Warrant Certificate if all Warrants represented thereby have been exercised in full and deliver a certificate of destruction to the Company, unless the Company shall otherwise direct in writing; and

(4)    if all Warrants represented by a Global Warrant Certificate shall not have been exercised in full, note and authenticate such decrease in the Number of Warrants on Schedule A of such Global Warrant Certificate.

(b)    With respect to each properly exercised Warrant in accordance with this Warrant Agreement, the Company shall cause its transfer agent to issue, in book-entry form at the transfer agent or through the Depository, the shares of Common Stock due in connection with such exercise for the benefit and in the name of the Person designated by the Beneficial Owner submitting the applicable Exercise Notice. The Person on whose behalf and in whose name any shares of Common Stock are registered shall for all purposes be deemed to have become the holder of record of such shares of Common Stock as of the Close of Business on the applicable Exercise Date.

(c)    Each Person in whose name any shares of Common Stock are issued shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date or, in the case of a Warrant subject to Full Physical Settlement only, the date of payment by the Beneficial Owner of the Exercise Price in accordance with Section 3.03(b), if later. The Company shall not close its books against the Transfer of a Warrant or any share of Common Stock issued or issuable upon the exercise of a Warrant in any manner which interferes with the timely exercise of a Warrant.

(d)    Promptly after the Warrant Agent shall have taken the action required by this Section 3.04 (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to any Warrants exercised (including, without limitation, with respect to any Exercise Price paid to the Warrant Agent). The Company shall reimburse the Warrant Agent for any amounts paid by the Warrant Agent in respect of a fractional share of Common Stock or fractional Warrant upon such exercise in accordance with Section 3.05 hereof.

(e)    All shares of Common Stock issuable upon exercise of a Warrant will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under the Charter or any agreement between a Beneficial Owner and the Company and under applicable state and federal securities laws, and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

Section 3.05    No Fractional Shares to Be Issued.

(a)    Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a Warrant or of a share of Common Stock upon exercise of any Warrants.

(b)    If any fraction of a Warrant shall be exercised hereunder, the Company shall pay the relevant Beneficial Owner Cash in lieu of the corresponding fraction of a share of Common Stock valued at the Fair Value on the Exercise Date in excess of the corresponding fraction of the Exercise Price. However, if more than one Warrant shall be exercised hereunder at one time by the Warrant Holder, the number of full shares that shall be issuable upon exercise thereof shall be computed on the basis of all Warrants (including any fractional Warrants) so exercised. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.05, be issuable on the exercise of any Warrant or Warrants (including any fractional Warrants), the Company shall pay Cash in lieu of such fractional shares valued at the Fair Value on the Exercise Date.

(c)    Each Beneficial Owner, by its acceptance of an interest in a Warrant, expressly waives its right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock upon its exercise of such Warrant.

Section 3.06    Obligations of the Warrant Agent. The Warrant Agent shall:

(a)    examine all Exercise Notices and all other documents delivered to it by or on behalf of a Beneficial Owner to ascertain whether, on their face, such Exercise Notices and any such other documents have been executed and completed in accordance with their terms;

(b)    where an Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(c)    inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(d)    advise the Company with respect to an exercise, as promptly as practicable following the satisfaction of each of the applicable procedures for exercise set forth in Section 3.02(a), of (i) the receipt of such Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (ii) the instructions with respect to issuance of the shares of Common Stock, subject to the timely receipt from the Depository of the necessary information, (iii) the number of Persons who will become holders of record of the Company (who were not previously holders of record) as a result of receiving shares of Common Stock upon exercise of the Warrants and (iv) such other information as the Company shall reasonably require; and

(e)    provide to the Company, upon the Company’s request, the number of Warrants previously exercised, the number of shares of Common Stock issued in connection with such exercises and the number of remaining Warrants.

Section 3.07    Validity of Exercise. All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company, which determination shall be final and binding with respect to the Warrant Agent. The Warrant Agent shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent’s gross negligence, willful misconduct or bad faith (each as determined in a final non-appealable judgment by a court of competent jurisdiction), shall be indemnified and held harmless by the Company for acting or refraining from acting upon, or as a result of such determination by the Company. The Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Notices with regard to any particular exercise of Warrants.

Section 3.08    Direction of Warrant Agent.

(a)    The Company shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants and the payment or delivery, as the case may be, of Cash and/or Common Stock as described in this Article 3. In connection therewith, the Company shall provide prompt written notice to the Warrant Agent of the amount of Cash and the number of shares of Common Stock payable or deliverable, as the case may be, upon exercise and settlement of the Warrants, including, without limitation, the Net Share Amount or the Full Physical Share Amount, as applicable.

(b)    Any Cash to be paid, or shares of Common Stock to be delivered, to a Beneficial Owner shall be delivered to the Warrant Agent by the Company (or, in the case of Common Stock, by the transfer agent) no later than the Business Day immediately preceding the date such consideration is required to be delivered to such Beneficial Owner.

(c)    The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations or items to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or Units of Reference Property that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible, to the extent not arising from the Warrant Agent’s gross negligence, willful misconduct or bad faith (each as determined in a final non-appealable judgment by a court of competent jurisdiction), for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or Units of Reference Property, or to comply with any of the covenants of the Company contained in this Article 3.

Article 4

Adjustments

Section 4.01    Adjustments to Exercise Price. After the date on which the Warrants are first issued and while any Warrants remain outstanding and unexpired, the Exercise Price for the Warrants shall be subject to adjustment (without duplication) upon the occurrence of any of the following events:

(a)    The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision, combination, split, reverse split or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares, in which event the Exercise Price shall be adjusted based on the following formula:

E1 = E0 ×	N0
N1

where:

E1	=	the Exercise Price in effect immediately after (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

E0	=	the Exercise Price in effect immediately prior to (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;

N0	=	the number of shares of Common Stock outstanding immediately prior to (i) the Open of Business on the Record Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification; and

N1	=	the number of shares of Common Stock equal to (i) in the case of a dividend or distribution, the sum of the number of shares outstanding immediately prior to the Open of Business on the Record Date for such dividend or distribution plus the total number of shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination, split, reverse split or reclassification, the number of shares outstanding immediately after such subdivision, combination, split, reverse split or reclassification.

Such adjustment shall become effective immediately after (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification. If any dividend or distribution or subdivision, combination, split, reverse split or reclassification of the type described in this Section 4.01(a) is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision, combination, split, reverse split or reclassification had not been declared or announced, as the case may be.

(b)    The issuance as a dividend or distribution to all holders of Common Stock of evidences of indebtedness, shares of capital stock or other securities (other than Common Stock), Cash or other property (excluding any dividend or distribution covered by Section 4.01(a)), in which event the Exercise Price will be adjusted based on the following formula:

E1 = E0 ×	P - FMV
P

where:

E1	=	the Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

E0	=	the Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

P	=	the Fair Value of a share of Common Stock immediately prior to the Open of Business on the second business day preceding the Ex-Date for such dividend or distribution; and

FMV	=	the Fair Value of the portion of such dividend or distribution applicable to one share of Common Stock on the Open of Business on the date of such dividend or distribution.

Such decrease shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

(c)    The payment in respect of any tender offer or exchange offer by the Company for Common Stock, where the Cash and Fair Value of any other consideration included in the payment per share of the Common Stock exceeds the Fair Value of a share of Common Stock as of the Open of Business on the second Business Day preceding the expiration date of the tender or exchange offer (the “Offer Expiration Date”), in which event the Exercise Price will be adjusted based on the following formula:

E1 = E0 ×	(N0 x P) - A
(P x N1)

where:

E1	=	the Exercise Price in effect immediately after the Close of Business on the Offer Expiration Date;

E0	=	the Exercise Price in effect immediately prior to the Close of Business on the Offer Expiration Date;

N0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer (prior to giving effect to the purchase or exchange of shares);

N1	=	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of shares);

A	=	the aggregate Cash and Fair Value of any other consideration payable for shares of Common Stock purchased in such tender offer or exchange offer; and

P	=	the Fair Value of a share of Common Stock as of the Open of Business on the second Business Day preceding the Offer Expiration Date.

An adjustment, if any, to the Exercise Price pursuant to this clause (c) shall become effective immediately after the Close of Business on the Offer Expiration Date. In the event that the Company or a Subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (c) to any tender offer or exchange offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer or exchange offer under this clause (c).

(d)    If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of this Section 4.01, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest, relative to the rights and interests of the registered holders of the Warrants then outstanding, absolute value. For the purpose of calculations pursuant to Section 4.01, the number of shares of Common Stock outstanding shall be equal to the sum of (i) the number of shares of Common Stock issued and outstanding and (ii) the number of shares of Common Stock issuable pursuant to the conversion or exercise of Convertible Securities that are outstanding, in each case on the applicable date of determination.

(e)    The Company may from time to time, to the extent permitted by law, decrease the Exercise Price and/or increase the Number of Warrants for the Global Warrant Certificate by any amount for any period of at least twenty days. In that case, the Company shall give the Global Warrant Holder and the Warrant Agent at least ten days’ prior written notice of such increase or decrease, and such notice shall state the decreased Exercise Price and/or increased Number of Warrants for the Global Warrant Certificate and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Price and/or increases in the Number of Warrants for the Global Warrant Certificate, in addition to those set forth in this Article 4, as the Board deems advisable, including to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(f)    Notwithstanding this Section 4.01 or any other provision of this Warrant Agreement or the Warrants, if an Exercise Price adjustment becomes effective on any Ex-Date, and a Warrant has been exercised on or after such Ex-Date and on or prior to the related Record Date resulting in the Person issued shares of Common Stock being treated as the record holder of the Common Stock on or prior to the Record Date, then, notwithstanding the Exercise Price adjustment provisions in this Section 4.01, the Exercise Price adjustment relating to such Ex-Date will not be made with respect to such Warrant. Instead, such Person will be treated as if it were the record owner of shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Section 4.02    Adjustments to Number of Warrants. Concurrently with any adjustment to the Exercise Price under Section 4.01, the Number of Warrants for the Global Warrant Certificate will be adjusted such that the Number of Warrants for the Global Warrant Certificate in effect immediately following the effectiveness of such adjustment will be equal to the Number of Warrants for the Global Warrant Certificate in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

Section 4.03    Certain Distributions of Rights and Warrants.

(a)    Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(1)    are deemed to be transferred with such shares of Common Stock;

(2)    are not exercisable; and

(3)    are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of Article 4 (and no adjustment to the Exercise Price or the Number of Warrants under this Article 4 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Number of Warrants shall be made under this Article 4 (subject in all respects to Section 4.04).

(b)    If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (subject in all respects to Section 4.04).

(c)    In addition, except as set forth in Section 4.04, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in Section 4.03(b)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Number of Warrants under Article 4 was made (including any adjustment contemplated in Section 4.04):

(1)    in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Number of Warrants shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a distribution under Section 4.01(b), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2)    in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Exercise Price and the Number of Warrants shall be readjusted as if such rights and warrants had not been issued or distributed.

Section 4.04    Stockholder Rights Plans. If the Company has a stockholder rights plan in effect with respect to the Common Stock, upon exercise of a Warrant the applicable Beneficial Owner shall be entitled to receive, in addition to the share of Common Stock, the rights under such stockholder rights plan, unless, prior to such exercise, such rights have separated from the Common Stock, in which case the Exercise Price and the Number of Warrants shall be adjusted at the time of separation as if the Company had made a distribution to all holders of Common Stock as described in the first paragraph of Section 4.01(b), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 4.05    Restrictions on Adjustments.

(a)    Except in accordance with Section 4.01, the Exercise Price and the Number of Warrants will not be adjusted for the issuance of shares of Common stock or other securities of the Company.

(b)    For the avoidance of doubt, neither the Exercise Price nor the Number of Warrants will be adjusted:

(1)    upon the issuance of any securities by the Company on or after the Closing Date pursuant to the Plan or upon the issuance of shares of Common Stock upon the exercise of such securities;

(2)    upon the issuance of any shares of Common Stock (or Convertible Securities) pursuant to the Management Stock Option Plan;

(3)    upon any issuance of any shares of Common Stock (or Convertible Securities) pursuant to the exercise of the Warrants; or

(4)    for a change in the par value of the Common Stock.

(c)    No adjustment shall be made to the Exercise Price or the Number of Warrants for any of the transactions described in Section 4.01 if the Company makes provisions for participation in any such transaction with respect to Warrants without exercise of such Warrants on the same basis as with respect to Common Stock with notice that the Board determines in good faith to be fair and appropriate.

(d)    No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Warrants, unless the adjustment would result in a change of at least 1% of the Exercise Price; provided, however, that any adjustment of less than 1% that was not made by reason of this Section 4.05(d) shall be carried forward and made as soon as such adjustment, together with any other adjustments not previously made by reason of this Section 4.05(d), would result in a change of at least 1% in the aggregate. All calculations under this Article 4 shall be made to the nearest cent or to the nearest 1/100th of a share of Common Stock, as the case may be.

(e)    If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Price or the Number of Warrants then in effect shall be required by reason of the taking of such record.

Section 4.06    Successor upon Consolidation, Merger and Sale of Assets; Mandatory Redemption.

(a)    Other than with respect to an Excepted Combination, the Company may only consolidate or merge with any other Person (a “Fundamental Equity Change”), so long as the Company is the surviving Person, or, in the event that the Company is not the surviving Person:

(1)    the successor to the Company assumes all of the Company’s obligations under this Warrant Agreement and the Warrants in form and substance reasonably satisfactory to Warrant Holders representing a majority of the aggregate Number of Warrants at the time outstanding; and

(2)    the successor to the Company provides written notice of such assumption to the Warrant Agent.

(b)    In the case of any Fundamental Equity Change other than an Excepted Combination, the successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company; provided, however, such successor entity shall provide the Warrant Agent with any such identifying corporate information as reasonably required by the Warrant Agent. Such successor entity thereupon may cause to be signed, and may issue any or all of the Global Warrants issuable pursuant to this Warrant Agreement which theretofore shall not have been signed by the Company; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Global Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Global Warrants which such successor entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

(c)    In the event that the Company desires to sell, lease, convey or otherwise transfer in one transaction or a series of related transactions all or substantially all of the consolidated assets of the Company and its Subsidiaries to any Qualified Asset Buyer (a “Qualified Asset Sale”), the Company may only consummate such Qualified Asset Sale if such Qualified Asset Buyer agrees (i) to enter into a warrant agreement on terms and conditions substantially similar to this Warrant Agreement, and (ii) issue warrants for the equity in such Qualified Asset Buyer to the Warrant Holders on terms and conditions substantially similar to the Warrants, in each case, in form and substance reasonably satisfactory to Warrant Holders representing a majority of the aggregate Number of Warrants at the time outstanding.

(d)    In the event that the Company consummates an Excepted Combination or sells, conveys or otherwise transfers in one transaction or a series of related transactions all or substantially all of the consolidated assets of the Company and its Subsidiaries to any Person that is not a Qualified Asset Buyer (a “Non-Qualified Asset Sale”) on or prior to April 29, 2017 the Company shall mandatorily redeem all outstanding Warrants at a purchase price equal to 10% of the Black-Scholes valuation of such Warrants (the “Redemption Price”), assuming (i) an expiration date equal to the date set forth in clause (i) of the definition of Expiration Date, (ii) a volatility of 40%, (iii) the assumed risk-free rate will equal the yield on the U.S. Treasury security with a maturity closest to the fourth anniversary of the Closing Date, as the yield on that security exists as of the date of the consummation of the Excepted Combination or Non-Qualified Asset Sale, provided, however, that if the period from the redemption date to the fourth anniversary of the Closing Date is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the risk-free rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given and (iv) a stock price equal to the Fair Value of the Common Stock underlying such Warrant, in each case as determined based on the thirty-day volume-weighted average price from the period beginning thirty-one calendar days before the announcement of an Excepted Combination or Non-Qualified Asset Sale that is expected to be consummated on or prior to April 29, 2017 and ending one calendar day prior to such announcement, provided, however, that if the announcement of an Expected Combination or Non-Qualified Asset Sale occurs less than thirty days from the Closing Date, then the volume-weighted average price shall be determined from the Closing Date to the date prior to such announcement; provided further that any such mandatory redemption effected pursuant to this Section 4.06(d) shall only be effected if the price per share of Common Stock is less than the Exercise Price. Notwithstanding anything herein to the contrary, (1) the obligation of the Company to pay the amounts due pursuant to this Section 4.06(d), if any, shall survive the termination of the Warrants and this Agreement and (2) the Company shall use commercially reasonable efforts to effect the mandatory redemption on or promptly following the consummation of the Excepted Combination, and in any event within 30 days thereafter.

Section 4.07    Adjustment upon Reorganization Event.

(a)    If there occurs any Fundamental Equity Change (other than an Excepted Combination) or any recapitalization, reorganization, consolidation, reclassification, change in the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination to which Section 4.07(a). applies), statutory share exchange or other transaction (each such event a “Reorganization Event”), in each case as a result of which the Common Stock would be converted into, changed into or exchanged for, stock, other securities, other property or assets (including Cash or any combination thereof) (the “Reference Property”), then following the effective time of the Reorganization Event, the right to receive shares of Common Stock upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) that a holder of one share of Common Stock would have owned or been entitled to receive in connection with such Reorganization Event (such kind and amount of Reference Property per share of Common Stock, a “Unit of Reference Property”). In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock in such Reorganization Event. The Company hereby agrees not to become a party to any Reorganization Event unless its terms are consistent with this Section 4.07.

(b)    At any time from, and including, the effective time of a Reorganization Event:

(1)    if Full Physical Settlement applies upon exercise of a Warrant, the Full Physical Share Amount per Warrant shall be equal to a single Unit of Reference Property;

(2)    if Net Share Settlement applies upon exercise of a Warrant, the Net Share Amount per Warrant shall be a number of Units of Reference Property in accordance with Section 3.03(c);

(3)    the Company shall pay Cash in lieu of delivering any fraction of a Unit of Reference Property or any fractional Warrant in accordance with Section 3.05 based on the Fair Value of the Unit of Reference Property as of the Exercise Date; and

(4)    the Fair Value shall be calculated with respect to a Unit of Reference Property.

(c)    On or prior to the effective time of any Reorganization Event (other than an Excepted Combination), the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 4.07. If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Global Warrant Holder (for the benefit of the Beneficial Owners under this Warrant Agreement) as the Board and Warrant Holders representing a majority of the aggregate Number of Warrants at the time outstanding shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 4.07, the Company shall promptly file with the Warrant Agent an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Cash, securities or property or assets that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of the amendment to be mailed to the Global Warrant Holder, at its address appearing on the Warrant Register, within 20 Business Days after execution thereof.

(d)    The above provisions of this Section 4.07 shall similarly apply to successive Reorganization Events.

(e)    If this Section 4.07 applies to any event or occurrence, no other provision of this Article 4 shall apply to such event or occurrence (other than Section 4.06).

Section 4.08    Common Stock Outstanding; Shares Reserved for Issuance on Exercise.

(a)    For the purposes of this Article 4, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company or any of its Subsidiaries.

(b)    The Board has authorized and reserved for issuance such number of shares of Common Stock as will be issuable upon the exercise of all outstanding Warrants for shares of Common Stock (assuming, for purposes of this covenant, that Full Physical Settlement applies to all Warrants exercised hereunder). The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued, fully paid and non-assessable.

(c)    The Company agrees to authorize and direct its current and future transfer agents for the Common Stock to reserve for issuance the number of shares of Common Stock specified in this Section 4.08 and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of a Warrant (an “Authorized Share Failure”). Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 180 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal. The Company shall instruct the transfer agent to deliver to the Warrant Agent, upon written request from the Warrant Agent, stock certificates (or beneficial interests therein) required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. The Company shall pay to the Warrant Agent, as agent for the Global Warrant Holder, any Cash that may be payable as provided in this Article 4. Promptly after the date of expiration of any Warrants, the Warrant Agent shall certify to the Company the aggregate Number of Warrants then outstanding, and thereafter no shares shall be required to be reserved in respect of such Warrants.

Section 4.09    Calculations.

(a)    Subject to Section 4.09(b), the Company shall be responsible for making all calculations called for under this Warrant Agreement, including the Exercise Date, the Fair Value, the Exercise Price, the Number of Warrants and the number of shares of Common Stock or Units of Reference Property, if any, to be issued upon exercise of any Warrants. The Company shall make the foregoing calculations in good faith. Such calculations and determinations shall be final and binding on the Global Warrant Holder and all Beneficial Owners absent manifest error. The Company shall provide a schedule of the Company’s calculations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

(b)    In the event the Board engages an independent appraiser to advise it with respect to the determination of Fair Value, the Board shall be entitled to rely upon the determination of such independent appraiser. The Company shall pay the fees and expenses of such independent appraiser. The Global Warrant Holder shall be notified promptly of any consideration other than Cash to be received or paid by the Company and furnished with a description of the consideration and the Fair Value thereof, as determined in accordance with the foregoing provisions.

Section 4.10    Notice of Adjustments. The Company shall mail, or cause to be mailed, to the Global Warrant Holder and the Warrant Agent, in accordance with Section 6.15, a notice of any adjustment or readjustment to the Exercise Prices or the Number of Warrants no less than three Business Days prior to the effective date of such adjustment or readjustment. The Company shall file with the Warrant Agent such notice and an Officer’s Certificate setting forth such adjustment or readjustment and kind and amount of securities, Cash or other property for which a Warrant shall thereafter be exercisable and the applicable Exercise Price, showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Officer’s Certificate shall be conclusive evidence that the adjustment or readjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments or readjustments unless and until it has received such Officer’s Certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such Officer’s Certificate except to exhibit the same to the Global Warrant Holder.

Section 4.11    Warrant Agent Not Responsible for Adjustments or Validity. The Warrant Agent shall at no time be under any duty or responsibility to determine whether any facts exist that may require an adjustment or readjustment of the Exercise Price and the Number of Warrants, or with respect to the nature or extent of any such adjustment or readjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment or readjustment pursuant to this Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or scrip upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to this Article 4, or to comply with any of the covenants of the Company contained in this Article 4. The Warrant Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any notice from the Company. The Warrant Agent may rely conclusively, and shall be protected in acting, upon any notice, instruction, request, order, judgment, certification, opinion or advice of counsel, statement, demand or other instrument or document, not only as to its due execution, validity (including the authority of the person signing or presenting the same) and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Warrant Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.

Section 4.12    Statements on Warrants. Other than notation of any applicable increase or decrease in the Number of Warrants on Schedule A of the Global Warrant Certificate, the form of the Global Warrant Certificate need not be changed because of any adjustment or readjustment made pursuant to this Article 4, and the Global Warrant Certificate issued after such adjustment or readjustment may state the same information (other than the applicable adjusted Exercise Price and the adjusted Number of Warrants) as is stated in the Global Warrant Certificate initially issued pursuant to this Warrant Agreement.

Section 4.13    Effect of Adjustment. The Depository and applicable Participants shall effect any applicable adjustments, changes or payments to the Beneficial Owners with respect to beneficial interests in the Global Warrants resulting from any adjustments or readjustments, changes or payments effected pursuant to this Article 4 in accordance with the procedures of the Depository and the applicable Participants.

Article 5

Other Provisions Relating to Rights of Global Warrant Holder

Section 5.01    No Rights as Stockholders. Nothing contained in this Warrant Agreement or in the Global Warrant Certificate shall be construed as conferring upon any Person, by virtue of holding or having a beneficial interest in a Global Warrant, the right to vote, to consent, to receive any Cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such Beneficial Owners become holders of record of shares of Common Stock issued upon settlement of the Warrants; provided however, the Global Warrant Holder shall be entitled to notice of all stockholder meetings as required to be made to all stockholders in accordance with the Company’s bylaws. Notwithstanding the foregoing, in the event (a) the Company effects a split of the Common Stock by means of a stock dividend and the Exercise Price of and the number of Warrants are adjusted as of the date of the distribution of the dividend, and (b) a Beneficial Owner exercises a Warrant between the Record Date and the distribution date for such stock dividend, the Beneficial Owner shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the Close of Business on the Record Date for such stock dividend.

Section 5.02    Mutilated or Missing Warrant Certificates. If a Global Warrant Certificate held by the Warrant Agent as custodian for the Depository at any time is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Global Warrant Certificate may be replaced with a new Global Warrant Certificate, of like date and tenor and representing the same number of Warrants, at the cost of the Company at the office of the Warrant Agent subject to the replacement procedures of the Warrant Agent which shall include obtaining an open penalty surety bond satisfactory to the Warrant Agent holding the Company and the Warrant Agent harmless. Any such new Global Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Global Warrant Certificate shall be at any time enforceable by anyone. All Global Warrant Certificates shall be issued upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Global Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any Law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

Section 5.03    No Impairment.

(a)    The Company will not, by amendment of the Charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of a Warrant or this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Global Warrant Holder and the Beneficial Owners under this Warrant Agreement against impairment.

(b)    Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock obtainable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of a Warrant.

(c)    Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of the Common Stock, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue paid and non-assessable shares of Common Stock at such adjusted Exercise Price.

Section 5.04    Modification, Waiver and Meetings.

(a)    This Warrant Agreement may be modified or amended by the Company and the Warrant Agent, without the consent of the Global Warrant Holder, any Beneficial Owner of any Warrant, or any applicable Participant with respect to any Warrant, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement or to make any other provisions in regard to matters or questions arising in this Warrant Agreement which the Company and the Warrant Agent may deem necessary or desirable; provided that such modification or amendment does not adversely affect the interests of the Global Warrant Holder or any of the Beneficial Owners under this Agreement in any material respect. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer that states that the proposed amendment is in compliance with the terms of this Section 5.04.

(b)    Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants not contemplated by Section 5.04(a) may also be made by the Company and the Warrant Agent, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived by the Global Warrant Holder (pursuant to a proper vote or consent of the Beneficial Owners holding a majority of the aggregate Number of Warrants at the time outstanding). Notwithstanding anything to the contrary herein, the Company may amend Schedule A from time to time to accurately reflect the name and address of the Global Warrant Holder after the Closing Date without any further consent or agreement from any other Person.

(c)    However, no such modification, amendment or waiver may, without the written consent of:

(1)    The Global Warrant Holder (pursuant to a proper vote or consent of each Beneficial Owner of Warrants under this Warrant Agreement):

(A)    change the Expiration Date; or

(B)    increase the Exercise Price or decrease the Number of Warrants (except as set forth in Article 4);

(2)    the Global Warrant Holder (pursuant to a proper vote or consent of the Beneficial Owners of two-thirds of the Warrants affected under this Warrant Agreement):

(A)    impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;

(B)    except as otherwise expressly permitted by provisions of this Warrant Agreement concerning specified reclassifications or corporate reorganizations, impair or adversely affect the exercise rights of Beneficial Owners, including any change to the calculation or payment of the Full Physical Share Amount or the Net Share Amount, as applicable;

(C)    reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or

(D)    reduce the percentage in Warrants outstanding required for any other waiver under this Warrant Agreement.

Section 5.05    Notices of Record Date, etc. In the event (i) the Company commences any tender offer (including any exchange offer) as announced from time to time for all or a portion of the outstanding shares of Common Stock; (ii) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of a Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; (iii) of any Reorganization Event; (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; (v) any Qualified Asset Sale, (vi) the sale, lease, conveyance or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries in one transaction or a series of related transactions to any Person that is not a Qualified Asset Buyer or (vii) any Excepted Combination, then, and in each such case, the Company will mail or cause to be mailed to the Global Warrant Holder (with a copy to the Warrant Agent) at least 15 days (35 days in the case of an Excepted Combination or a Non-Qualified Asset Sale) prior to the Record Date or the effective date, as applicable a notice specifying, as the case may be, (A) the Record Date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (B) the effective date on which such other event is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or Securities at the time deliverable upon the exercise of a Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or Securities) for Securities or other property deliverable upon such other event. Nothing herein shall prohibit the Global Warrant Holder from exercising its Warrant during the 15 day period (35 days in the case of an Excepted Combination or a Non-Qualified Asset Sale) commencing on the date of such notice.

Article 6

Concerning the Warrant Agent and Other Matters

Section 6.01    Payment of Certain Taxes.

(a)    The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Global Warrants hereunder and delivery to the Global Warrant Holder.

(b)    The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Common Stock upon the exercise of Warrants hereunder and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Beneficial Owners.

(c)    The Warrant Agent shall not register any Transfer or issue or deliver any Global Warrant Certificate or shares of Common Stock unless or until the persons requesting the registration or issuance has either (i) paid to the Warrant Agent for the account of the Company the amount of the taxes described in Section 6.01(a) or Section 6.01(b) payable with respect to such Transfer, if any, or (ii) established to the reasonable satisfaction of the Warrant Agent that such tax, if any, has been paid by the Company.

(d)    Nothing herein shall prejudice the applicability of Section 1146 of the Bankruptcy Code and the rights of the Company and other interested parties thereunder.

(e)    Notwithstanding anything to the contrary, if the Company pays or is obligated to pay withholding taxes or backup withholding on or with respect to any deemed (or constructive) distribution on behalf of a Beneficial Owner as a result of an adjustment to the Exercise Price or the lack thereof, or for any other adjustment or other reason, the Company may, at its option, set off such payments against payments of cash or other deliveries on the Warrant to such Beneficial Owner. If the Company is required to remit an amount of tax in respect of any such withholding taxes or backup withholding, then, without duplication for any amount that the Company has set off pursuant to the foregoing sentence, the amount so required to be remitted shall be payable by the Beneficial Owner within 10 business days of written demand by the Company.

Section 6.02    Certain Tax Filings. The Warrant Agent shall prepare and file with the appropriate governmental agency all appropriate tax information forms in respect of any payments made by the Warrant Agent hereunder (including, without limitation, Internal Revenue Service Form 1099-B) during each calendar year, or any portion thereof, during which the Warrant Agent performs services hereunder.

Section 6.03    Change of Warrant Agent.

(a)    The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder (except for liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct or bad faith (each as determined in a final non-appealable judgment by a court of competent jurisdiction)) after giving sixty days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by the Global Warrant Holder (who shall, with such notice, submit his Global Warrant Certificate for inspection by the Company), then the Global Warrant Holder may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

(b)    The Warrant Agent may be removed by the Company at any time upon thirty days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed.

(c)    Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and having a combined capital and surplus (together with its affiliates) of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the successor warrant agent, such successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the Global Warrant Holder and each transfer agent for the shares of its Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(d)    Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor warrant agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor warrant agent under Section 6.03(c). In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, the Global Warrant Certificate shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Global Warrant Certificate so countersigned, and in case at that time the Global Warrant Certificate shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificate either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases the Global Warrant Certificate shall have the full force provided in the Global Warrant Certificate and in this Warrant Agreement.

(e)    In case at any time the name of the Warrant Agent shall be changed and at such time the Global Warrant Certificate shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Global Warrant Certificate so countersigned; and in case at that time the Global Warrant Certificate shall not have been countersigned, the Warrant Agent may countersign such Global Warrant Certificate either in its prior name or in its changed name; and in all such cases such Global Warrant Certificate shall have the full force provided in the Global Warrant Certificate and in this Warrant Agreement.

Section 6.04    Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent in accordance with Exhibit C attached hereto and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon written demand for all reasonable and documented expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel incurred in connection with the execution and administration of this Warrant Agreement), except any such expense, disbursement or advance as may arise from its or any of their gross negligence, willful misconduct or bad faith (each as determined in a final non-appealable judgment by a court of competent jurisdiction), and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

Section 6.05    Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in the absence of bad faith and in accordance with such written opinion or advice.

Section 6.06    Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in the absence of bad faith by it under the provisions of this Warrant Agreement in reliance upon such Officer’s Certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable. In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent shall promptly notify the Company of any such ambiguity or uncertainty, and it may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company, a Global Warrant Holder or any other person or entity for refraining from taking such action, except for its own gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction). unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

Section 6.07    Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Global Warrant Certificate (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

Section 6.08    Validity of Agreement. From time to time, the Warrant Agent may apply to any officer of the Company for instruction and the Company shall provide the Warrant Agent with such instructions concerning the services to be provided hereunder. The Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of notice thereof from the Company. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of the Global Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in the Global Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any shares of Common Stock will, when issued, be validly issued and fully paid and nonassessable. The Warrant Agent and its agents shall not be liable and shall be indemnified by the Company for any action taken or omitted, in the absence of bad faith, by the Warrant Agent in reliance upon any instructions from the Company.

Section 6.09    Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents provided that the Warrant Agent shall remain responsible for the activities or omissions of any such agent or attorney and reasonable care has been exercised in the selection and in the continued employment of such attorney or agent.

Section 6.10    Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to the Global Warrant Holder for any action taken, suffered or omitted to be taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all costs, losses, expenses, liabilities and damages that the Warrant Agent has paid, incurred or suffered (or which it becomes obligated to pay, incur or suffer) by or to which it becomes subject, including judgments, costs and reasonable counsel fees, for any action taken, suffered or omitted to be taken by the Warrant Agent in the execution or performance of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith (each as determined by a final non- appealable judgment of a court of competent jurisdiction). For the avoidance of doubt, nothing herein shall obligate the Company to advance any amounts to the Warrant Agent in respect of contingent liabilities until such liabilities actually are or become paid or payable. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. Neither party to this Warrant Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Warrant Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

Section 6.11    Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense or that it reasonably believes would subject it to expense or liability or risk of incurring expense or liability, unless the Company, the Global Warrant Holder or any applicable Participant on behalf of a Beneficial Owner shall furnish the Warrant Agent with indemnity or other assurances for payment reasonably satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. The Warrant Agent shall promptly notify the Company and the Global Warrant Holder in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Warrant Agreement. The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Beneficial Owner with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

Section 6.12    Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. Subject to Section 6.26 below and applicable securities laws, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Notwithstanding anything to the contrary herein, none of the Warrant Agent or its officers, directors, managers, employees, agents or other representatives shall use Confidential Information (as defined in Section 6.26) (a) for any purpose other than carrying out the transactions contemplated by this Warrant Agreement, and (b) in contravention of applicable securities laws (including, without limitation, laws prohibiting insider trading). The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken in connection with this Warrant Agreement except for its own gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgement of a court of competent jurisdiction).

Section 6.13    Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth or as the Company and the Warrant Agent may hereafter agree.

Section 6.14    Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 6.15    Notices. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the Global Warrant Holder to or on the Company shall be sufficiently given or made if in writing and sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Stone Energy Corporation

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

Attn: Lisa S. Jaubert

via Email to: jaubertls@stoneenergy.com

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attn: Michael E. Dillard

Facsimile: 713-546-5401

via Email to: michael.dillard@lw.com

Any notice or demand authorized by this Warrant Agreement to be given or made by the Global Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Computershare

8742 Lucent Boulevard, Suite 225

Highlands Ranch, CO 80129

Attention: Relationship Manager

Fax: 303-262-0610

With a copy to:

Computershare Inc.

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention: Legal Department

Any notice or demand authorized by this Warrant Agreement to be given or made to the Global Warrant Holder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of the Global Warrant Holder as it shall appear on the Warrant Register.

Section 6.16    Applicable Law; Jurisdiction. The validity, interpretation and performance of this Warrant Agreement and the Global Warrant Certificate shall be governed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof that would result in the application of law of another jurisdiction. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement. The Company hereby acknowledges and agrees that its failure to perform its agreements and covenants hereunder will cause irreparable injury to the Global Warrant Holder for which damages, even if available, will not be an adequate remedy. Accordingly, the Company hereby consents to the issuance of injunctive relief by courts of the State of New York and any federal court located in such state to compel performance of the Company’s obligations and to the granting by courts of the State of New York and any federal court located in such state of the remedy of specific performance of the Company’s obligations hereunder.

Section 6.17    Waiver of Jury Trial. EACH OF THE COMPANY AND THE WARRANT AGENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS WARRANT AGREEMENT OR A WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT OR A WARRANT. EACH OF THE COMPANY AND THE WARRANT AGENT CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS WARRANT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.18    Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Global Warrant Holder any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Global Warrant Holder.

Section 6.19    Registered Global Warrant Holder. Prior to due presentment for registration of Transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of Transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of Transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 6.20    Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 6.21    Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. A signature to this Warrant Agreement transmitted/executed electronically or by facsimile shall have the same authority, effect and enforceability as an original signature.

Section 6.22    Entire Agreement. This Warrant Agreement and the Global Warrant Certificate constitute the entire agreement of the Company, the Warrant Agent and the Global Warrant Holder with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the Global Warrant Holder with respect to the subject matter hereof.

Section 6.23    Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

Section 6.24    Damages. Without limiting any other provision of this Warrant Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant Agreement or a Warrant, which failure results in any material damages to the Global Warrant Holder, the Company shall pay to the Global Warrant Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Global Warrant Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Section 6.25    Survival. All provisions regarding indemnification, warranty, liability and limits thereon shall survive the termination or expiration of this Warrant Agreement.

Section 6.26    Confidential Information. The Warrant Agent and the Company agree that (a) inter alia, personal, non-public holder information (“Non-Public Information”) which is exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement and (b) the fees for services set forth in the attached schedule (“Confidential Fees,” together with Non-Public Information, “Confidential Information”) shall remain confidential, and shall not be voluntarily disclosed to any other person, except disclosures pursuant to bankruptcy proceedings, applicable securities laws or otherwise as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

Section 6.27    Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[signature pages follow]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

STONE ENERGY CORPORATION

By:	/s/ Kenneth H. Beer
Name:	Kenneth H. Beer
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Warrant Agreement]

COMPUTERSHARE INC. and
COMPUTERSHARE TRUST COMPANY, N.A.,
collectively as Warrant Agent:

By:	/s/ Daniel Deweever
Name:	Daniel Deweever
Title:	Product Director

[Signature Page to Warrant Agreement]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

The initial Number of Warrants is 3,529,412. In accordance with the Warrant Agreement dated as of February 28, 2017 among the Company and Computershare Inc., a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively as the Warrant Agent, the following increases or decreases in the Number of Warrants have been made:

Date	Amount of increase in Number of Warrants Evidenced by this Global Warrant	Amount of decrease in Number of Warrants Evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such increase or decrease	Signature of authorized signatory

EXHIBIT A

FORM OF GLOBAL WARRANT CERTIFICATE

[FACE]

No. [ ]	CUSIP No. 861642114

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO STONE ENERGY CORPORATION (THE “COMPANY”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

STONE ENERGY CORPORATION

February 28, 2017

NUMBER OF WARRANTS: Initially, 3,529,412 Warrants, subject to adjustment as described in the Warrant Agreement dated as of February 28, 2017 between Stone Energy Corporation and Computershare Inc. (“Computershare”), a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively, with Computershare, as the Warrant Agent (the “Warrant Agreement”), each of which is exercisable for one share of Common Stock.

EXERCISE PRICE: Initially, $42.04 per Warrant, subject to adjustment as described in the Warrant Agreement.

FORM OF PAYMENT OF EXERCISE PRICE: Cash, if Full Physical Settlement is applicable, or Net Share Settlement.

FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, the Beneficial Owner shall be entitled to receive, at the Beneficial Owner’s election, either (a) upon payment to the Warrant Agent of the Exercise Price (determined as of the relevant Exercise Date), one share of Common Stock per Warrant exercised, together with Cash in lieu of any fractional Warrants, or (b) without any payment therefor, a number of shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares or fractional Warrants, in each case, as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:00 p.m., New York City time, on the Expiration Date, each Beneficial Owner shall be entitled to exercise all Warrants then represented hereby and outstanding (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants).

PROCEDURE FOR EXERCISE: Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed.

EXPIRATION DATE: The earlier of (i) February 28, 2021 and (ii) the date of consummation of (A) any Qualified Asset Sale, (B) the sale, lease, conveyance or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries in one transaction or a series of related transactions to any Person that is not a Qualified Asset Buyer or (C) any Excepted Combination.

This Global Warrant Certificate certifies that:

Cede & Co., or its registered assigns, is the Global Warrant Holder of the Number of Warrants (the “Warrants”) specified above (such number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants, (a) the Company shall determine the Full Physical Share Amount or Net Share Amount, as applicable, for each Warrant, and (b) the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Beneficial Owner, on the applicable Settlement Date, for each Warrant exercised, a number of shares of Common Stock equal to the relevant Full Physical Share Amount or Net Share Amount, as applicable, together with Cash in lieu of any fractional shares or fractional Warrants as described in the Warrant Agreement.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, subject to Section 5.01 of the Warrant Agreement, Warrants will not entitle the Global Warrant Holder to any of the rights of the holders of shares of Common Stock.

Reference is hereby made to the further provisions of this Global Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Global Warrant Certificate, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, Stone Energy Corporation has caused this instrument to be duly executed.

Dated: February 28, 2017

STONE ENERGY CORPORATION

By:
Name:	Kenneth H. Beer
Title:	Executive Vice President and Chief Financial Officer

Certificate of Authentication

These are the Warrants referred to in the above-mentioned Warrant Agreement.

Countersigned as of the date above written:

Computershare Inc. and Computershare Trust Company, N.A., collectively, as Warrant Agent

By:
Authorized Officer

[FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE]

Stone Energy Corporation

The Warrants evidenced by this Global Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to the Warrant Agreement, dated as of February 28, 2017 (the “Warrant Agreement”), between the Company and Computershare Inc., a Delaware corporation and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively, with Computershare, as the “Warrant Agent”, and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Global Warrant Holder consents by acceptance of this Global Warrant Certificate. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Global Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and Transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints
Name of Agent

as its agent to Transfer this Warrant Certificate on the books of the Warrant Agent.

[Signature page follows]

Date: [                    ]

Name of Transferee

By:
Name:
Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT B

FORM OF EXERCISE NOTICE

Computershare Trust Company, NA

Address

Attention: Transfer Department

Re:    Stone Energy Corporation Warrant Agreement, dated as of February 28, 2017 (the “Warrant Agreement”)

The undersigned (the “Registered Warrant Holder”) hereby irrevocably exercises the right represented by the Global Warrant Certificate No. [    ] held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to exercise warrants and receive the consideration deliverable in exchange therefor pursuant to the following settlement method (check one):

☐    elects for Full Physical Settlement to apply to the Exercised Warrants pursuant to Section 3.03(b) of the Warrant Agreement and confirms that it will, prior to 11:00 a.m., New York City time, on the Settlement Date, pay an amount equal to the Exercise Price (determined as of the relevant Exercise Date), multiplied by the number of Exercised Warrants, by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the Warrant Agent; or

☐    elects for Net Share Settlement to apply to the Exercised Warrants pursuant to Section 3.03(c) of the Warrant Agreement.

Please check below if this exercise is contingent upon a registered public offering, Fundamental Equity Change, any Qualified Asset Sale, the sale, lease, conveyance or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries in one transaction or a series of related transactions to any Person that is not a Qualified Asset Buyer, any Excepted Combination or any other transaction or event in accordance with Section 3.02(f) of the Warrant Agreement.

☐    This exercise is being made in connection with a registered public offering, Fundamental Equity Change, any Qualified Asset Sale, the sale, lease, conveyance or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries in one transaction or a series of related transactions to any Person that is not a Qualified Asset Buyer, any Excepted Combination or any other transaction or event; provided, that in the event that such transaction shall not be consummated, then this exercise shall be deemed revoked.

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO CLOSE OF BUSINESS ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU OF THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS SET FORTH IN THE WARRANT AGREEMENT.

By:
Authorized Signature
Address:
Telephone:

EXHIBIT C

FEE SCHEDULE

The Company shall pay the Warrant Agent for performance of its services under this Warrant Agreement such compensation as shall be agreed in writing between the Company and the Warrant Agent.

C-1